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                              EMPLOYMENT AGREEMENT



                  AGREEMENT made the 17th day of October, 1997 by and between CulturalAccessWorldwide, Inc., a Delaware corporation (the "Company"), and Douglas Rebak (the
"Employee").


                              W I T N E S S E T H :


                  WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       Employment, Term.

                           1.1      The Company agrees to employ the
Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                           1.2      The term of the Employee's employment
under this Agreement shall be the period commencing on the date hereof and continuing through October 31, 2002, unless sooner terminated in accordance with this Agreement.

                  2. Position, Duties. The Employee shall serve the Company as President of the Phoenix Marketing Group Division of the Company. The Employee shall report to, and shall have such duties and responsibilities as shall be assigned to the Employee by, the Chief Executive Officer of the Company, or his designee or successor, which such duties and responsibilities shall include responsibility for running the Phoenix Marketing Group Division of the Company in the context of the Company's business plans and budgets and corporate policies and programs. The Employee shall perform his duties and responsibilities hereunder faithfully and diligently. The Employee shall devote his full business time and attention to the performance of his duties and





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responsibilities hereunder. The Employee hereby represents that he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company. The Employee shall be based at the offices of the Phoenix Marketing Group Division in Lincoln Park, New Jersey for the duration of the term of this Agreement.

                  3.       Compensation.

                           3.1  Base Salary.  During the term of this
Agreement, in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $225,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition to the base salary payable hereunder, the Employee may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the Chief Executive Officer of the Company in his sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Employee under this Agreement.

                           3.2  Bonus.  The Employee shall be eligible
to receive an annual bonus of up to 20% of his base salary based on achievement by Phoenix Marketing Division of financial performance goals significantly exceeding budget as established by the Chief Executive Officer of the Company, in his sole discretion.

                           3.3  Stock Options.  The Employee shall be
granted employee stock options to purchase 24,000 shares of common stock, $.01 par value per share ("Company Common Stock"), of the Company pursuant to the Company's Stock Option Plan. One-half of such options shall vest on December 31, 2000 and one-half of such options shall vest on December 31, 2001 contingent upon continued employment. The option price shall be equal to the fair market value of the Company Common Stock on the date of grant.

                  4. Expense Reimbursement. During the term of the Employee's employment by the Company pursuant to this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and





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necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

                  5. Other Benefits. During the term of the Employee's employment by the Company pursuant to this Agreement, the Employee shall be entitled to receive four weeks paid vacation time per annum and such other benefits and customary medical and life insurance as are from time to time made available to other similarly situated employees of the Company, on the same terms as are available to such similarly situated employees, it being understood that the Employee shall be required to make the same contributions and payments in order to receive any of such benefits as may be required of such similarly situated employees. In addition, the Employee shall be entitled to receive (i) a monthly car allowance of $700, (ii) disability insurance with coverage reasonably comparable to the disability insurance covering the Employee on the day prior to the date of this Agreement and (iii) payment of the unpaid premiums on the two existing life insurance policies on the life of the Employee in effect on the date hereof, as and when such premiums become due and payable until the end of the current policies.

                  6.       Termination of Employment.

                           6.1      Death.  In the event of the death of the
Employee during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section
3.1 (at the annual rate then in effect) accrued to the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement.

                           6.2      Disability.  If the Employee shall
become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of ninety (90) consecutive days be unable to perform his normal duties hereunder, with or without reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. Promptly after such termination, the Company shall pay to the Employee the salary provided for in
Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.






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                           6.3      Due Cause.  The employment of the
Employee hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in
Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10. For purposes hereof, "Due Cause" shall mean (a) a material breach of any of the Employee's obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7, 8 or 9 hereof shall be considered material);(b) the habitual abuse of alcohol or unprescribed drugs by the Employee to an extent that such use interferes with the performance by the Employee of his responsibilities hereunder; or (c) that the Employee, in carrying out his duties hereunder, has been guilty of gross mismanagement resulting in material harm to any member of the Company Group (as hereinafter defined); or (d) that the Employee has been convicted of, or entered a plea of nolo contendere to, (i) a felony or (ii) any lesser crime or offense involving moral turpitude. In the event of an occurrence under this Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) or (b) above (and not involving moral turpitude), the Employee shall be given twenty (20) days with respect to an act or acts described in clause (a) and sixty (60) days with respect to an act or acts described in clause (b) to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such twenty (20) days or sixty (60 days, as applicable, to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause.

                           6.4      Other Termination by the Company.
Commencing November 1, 2000 (but not before), the Company may terminate the Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall continue to pay to the Employee (or his estate or other legal representative in the case of





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the death of the Employee subsequent to such termination), in the same periodic installments as his annual salary was paid, the salary provided for in Section
3.1 (at the annual rate then in effect) until the earlier of (a) the then scheduled expiration of the term hereof or (b) six (6) months following the date of such termination. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                           6.5      Termination by the Employee by
Resignation. This Agreement may be terminated by the Employee, at any time prior to November 1, 2000, upon 30 days prior written notice to the Company, upon (i) the occurrence of a change in the Employee's responsibilities which represents a material adverse change from his responsibilities as described in Section 2 (which, is not cured within such 30-day period) or (ii) a change in the location of the principal office of the Phoenix Marketing Group Division of the Company to a location other than its present location in Lincoln Park, New Jersey other than by reason of an act of God or casualty to the property.

                  Upon any such termination in accordance with this Section 6.5, the Company shall continue to pay to the Employee (or his estate or other legal representative in the case of the death of the Employee subsequent to such termination), in the same periodic installments as his annual salary was paid, the salary provided for in Section 3.1 (at the annual rate then in effect) until April 30, 2001.

                           6.6      Rights to Benefits.  Upon termination of
employment under any provision contained in this Section 6, rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                  7.       Confidential Information.

                           7.1      (a)     The Employee shall, during the
Employee's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially. The Employee shall not, without the




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prior written consent of the Chief Executive Officer of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company.

                           (b)      For the purposes hereof, the term
"confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group; provided, however, that the term "confidential material" shall not include information which becomes generally available to the public other than as a result of a disclosure by the Employee.

                           7.2      Promptly upon the request of the
Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof, unless, in the written opinion of counsel for the Company delivered to the Employee, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises in writing to the Employee that the same may be lawfully done.

                           7.3      In the event that the Employee is
required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate




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protective order and/or waive compliance by the Employee
with the provisions hereof.

                  8.       Non-Competition.

                           8.1      The Employee acknowledges that the
services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not, (a) (A) during the term of this Agreement and
(B) until two (2) years from the date of termination of the Employee's employment with the Company or any other member of the Company Group, directly or indirectly, (w) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture which is competitive with the Business (as hereinafter defined), (x) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was or is at the time of solicitation, a director, officer, employee, agent or consultant of such member of the Company Group, on the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (y) solicit or entice or endeavor to solicit or entice away any of the clients or customers or potential clients or customers of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or organization, or (z) employ any person who was or is at the time of employment, a director, officer or employee of any member of the Company Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or
(b) at any time, take any action or make any statement, the effect of which would be, directly or indirectly, to impair the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group. For purposes hereof, "Business" shall mean the business of the Company and any member of the Company Group of providing database driven support and sample fulfillment to meet the rapidly changing needs of sales and marketing executives in the healthcare industry and related services including those set forth in Exhibit A attached hereto and any other related activities developed by the Company or any member of the Company Group.






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                           8.2      The Employee and the Company agree that
if, in any proceeding, the court or authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                           8.3      The Employee expressly acknowledges and
agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Employee acknowledges and agrees that the covenants and agreements of the Employee set forth in this Section 8 constitute a significant part of the consideration given by the Employee to the Company in exchange for the salary and benefits provided for in this Agreement, and are a material reason for such payment.

                  9.       Intellectual Property.

                           9.1      Any and all intellectual property,
inventions or software made, developed or created by the Employee (a) during the term of this Agreement or (b) within a period of one year after the termination of the Employee's employment with the Company or any other member of the Company Group, which reasonably relate to the business of the Company or any other member of the Company Group or which reasonably relate to any business conducted by the Company during the term of the Employee's employment by the Company (each, an "Invention"), whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise, shall be promptly and fully disclosed by the Employee to the Chief Executive Officer and/or the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to the Chief Executive Officer and/or the Board of Directors all papers, drawings, models, data and other material relating to any Invention made, developed or created by him as aforesaid. In addition, the Employee covenants and agrees to disclose to the Board of Directors any Invention developed or created by the Employee during the term of this Agreement, whether or not such Invention relates to the business being conducted by the Company or any other member of the Company Group at the time of development or creation of such Invention.






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                           9.2      The Employee hereby expressly
acknowledges and agrees that any Invention developed or created by the Employee during the term of this Agreement which reasonably relates to the business of the Company or any other member of the Company Group or which reasonably relates to the business conducted by the Company during the Employee's employment by the Company shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. ss. 101). Each such Invention as well as all copies of such Invention in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

                           9.3      The Employee shall, upon the Company's
request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such Invention as are to be in the Company's exclusive property as against the Employee under this Section 9 or to vest in the Company title to such inventions as against the Employee, the expense of securing any such patent or copyright, to be borne by the Company. In addition, the Employee agrees not to file any patent, copyright or trademark applications related to such Invention.

                  10. Equitable Relief. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in the District of New Jersey and the state courts located in such District for any proceedings under this Section 10. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                  11.      Successors and Assigns.

     11.1 Assignment by the Company. The Company may assign this Agreement to any member of the Company Group or to any entity which acquires substantially all the assets and business of the Company, and the Employee hereby consents to such assignment.





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                           11.2       Assignment by the Employee.  The
Employee may not assign this Agreement or any part hereof without the prior written consent of the Chief Executive Officer of the Company.

                  12. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey or such other State in which the Employee's principal business office is located if his principal business office no longer is in the State of New Jersey, applicable to contracts to be performed entirely within such State.

                  13. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of any other non-competition agreement between the Employee and any member of the Company Group.

     14. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

                  15. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

                  If to the Company:

                           1018 West Ninth Avenue
                           King of Prussia, Pennsylvania  19406
                           Attention: Chief Executive Officer
                           Telecopy No. (610) 992-3390
                           Telephone No. (610) 992-7650






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                  If to the Employee:

                         820 Minsi Trail
                         Franklin Lake, New Jersey 07417


Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

                  16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall, except as provided in
Section 10 hereof, be settled by arbitration in accordance with the rules of the American Arbitration Association for a single arbitrator then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the Hackensack, New Jersey area.

                  17. Consulting Arrangement. In the event that the Employee's employment hereunder terminates prior to December 31, 2001, for any reason other than pursuant to Sections 6.1 or 6.3 hereof, the Company agrees to enter into a consulting arrangement with the Employee commencing on the date of the termination of the Employee's employment hereunder and continuing to December 31, 2001. The sole compensation for this consulting arrangement will be the continuation of the vesting of the stock options granted under Section 3.3 hereof.

                  18. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

                  19. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                  20. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this





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Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  21. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                                          *          *          *






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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.


                                     CULTURALACCESSWORLDWIDE, INC.


                                     By  /s/ Douglas Rebak
                                      ____________________________
                                       Name:
                                       Title:



                                          /s/   Douglas Rebak
                                     ------------------------------
                                                Douglas Rebak


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